EXHIBIT 3.1

FILED
IN THE OFFICE OF
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOV 21, 1986
SECRETARY OF STATE


                       ARTICLES OF INCORPORATION
                                   OF
                        BALBOA INVESTMENTS, INC.

WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.


                        ARTICLE I - NAME
                        ----------------

The name of the Corporation is Balboa Investments, Inc.


                      ARTICLE II- DURATION
                      --------------------

The duration of the corporation is perpetual.


                      ARTICLE III- PURPOSES
                      ---------------------

The purpose or purposes for which this corporation is engaged are:

(a) To engage in the specific business of making investments, including investment in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.


(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise: and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of anyone or more of the subjects herein

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enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation .

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent, purposes and powers.

                         ARTICLE IV - STOCK
                         ------------------

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.


                        ARTICLE V - AMENDMENT
                        ---------------------

These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.


                     ARTICLE VI - SHAREHOLDERS RIGHTS
                     --------------------------------

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this corporation.


                       ARTICLE VII- CAPITALIZATION
                       ---------------------------

This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.



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                    ARTICLE VIII-INITIAL OFFICE AND AGENT
                    -------------------------------------

 The Corporate Trust Company of Nevada
 One East First Street
 Reno, Nevada 89501


                          ARTICLE IX - DIRECTORS
                          ----------------------

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

 NAME                   ADDRESS
 ----                   -------

 W. Reed Jensen         311 South State Street, Suite 440
                        Salt Lake City, UT 84111

 Ronald Olson           311 South State Street, Suite 440
                        Salt Lake City, UT 84111

 Don H. Demke           311 South State Street, Suite 440
                        Salt Lake City, UT 84111



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                      ARTICLE X - INCORPORATORS
                      ------------------------

The name and address of each incorporator is:

 NAME                   ADDRESS
 ----                   -------

 Thomas G. Kimble       311 South State, #440
                        Salt Lake City, UT 84111

 Jody York              311 South State, #440
                        Salt Lake City, UT 84111

 Van L. Butler          311 South State, #440
                        Salt Lake City, UT 84111



                             ARTICLE XI
         COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
         ----------------------------------------------------

No contract or other transaction between this corporation and anyone or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

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Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

DATED this 19th day of November, 1986.


/s/ Thomas G. Kimble
------------------------
    Thomas G. Kimble

/s/ Jody York
------------------------
    Jody York

/s/ Van L. Butler
------------------------
    Van L. Butler



STATE OF UTAH        )
                     )ss.
COUNTY OF SALT LAKE  )

On the 19th day of November, 1986, personally appeared before me, Thomas G. Kimble, Jody York and Van L. Butler, who duly acknowledged to me that they signed the foregoing Articles of Incorporation.




     My Commission Expires:
     12/7/88
     ----------------------
     NOTARY PUBLIC

     /s/ Patty Folger
     ----------------------
     NOTARY PUBLIC
     Residing at:  Salt Lake City, Utah



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